PROSPECTUS dated March 29, 1995                                                                       Pricing Supplement No. 52
PROSPECTUS SUPPLEMENT                                                                              to Registration No. 33-57833
Dated March 29, 1995                                                                                          February 21, 1996
                                                                                                                 Rule 424(b)(3)

                                          MORGAN STANLEY GROUP INC.
                                       MEDIUM - TERM NOTES, SERIES C


       Floating Rate Notes Due More Than 9 Months From Date of Issue

Principal Amount:              $50,000,000                  Annual Redemption Percentage
                                                            Reduction:                          N/A

Maturity Date:                 March 1, 1999                Interest Payment Dates:             The 3rd Wednesday  of March,
                                                                                                June, September and December,
                                                                                                or the next Business Day,
                                                                                                commencing June 19, 1996

Interest Rate Basis:           _____CD Rate                 Interest Reset Dates:               Same as Interest Payment Dates

                               _____Commercial Paper
                                     Rate                   Interest Payment Period:            Quarterly
                               _____Federal Funds Rate

                               __X__LIBOR                   Interest Reset Period:              Quarterly

                               _____Prime Rate

                               _____Treasury Rate           Interest Determination              Two London Banking Days prior
                                                            Dates:                              to the Interest Reset Date
                               _____Other
                                                            Settlement Date:                    February 26, 1996
                                                            (Original Issue Date)
Applicability of Modified
Banking Day Convention:        Yes
                                                            Ranking:                            Senior
Index Maturity:                3-Month
                                                            Calculation Agent:                  Chemical Bank
Spread:                        +0.22%
                                                            Book Entry Note or Certified:       Book Entry
Spread Multiplier:             N/A
                                                            Reporting Service:                  Telerate (page 3750)
Maximum Interest Rate:         N/A
                                                            Alternative Rate Event Spread:      N/A
Minimum Interest Rate:         N/A
                                                            Put/Call Date:                      N/A
Initial Repayment Date:        N/A
                                                            Put/Call Price:                     N/A
Initial Repayment
Percentage Reduction:          N/A                          Put/Call Modification:              N/A

Interest Accrual Date:         February 26, 1996            Initial Interest Reset Date:        June 19, 1996

Initial Interest Rate:         To be  determined on         Initial Redemption Percentage:      N/A
                               February 26, 1996

Initial Redemption Date:       N/A

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Capitalized terms not defined above have the meanings given to such terms in the accompanying Prospectus Supplement.


                           MORGAN STANLEY & CO.
                               Incorporated